Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information,
Please Contact
Amber Virgillo
Radiant Systems Public Relations
amber.virgillo@radiantsystems.com
(770) 576-6755

Radiant Systems to Acquire MenuLink Computer Solutions

Aloha and MenuLink combine strengths to better serve restaurant operators while maintaining an open, flexible solution

ATLANTA (Sept. 19, 2005) — Radiant Systems, Inc. (NASDAQ:RADS) announced today that it has entered into a definitive agreement to acquire MenuLink Computer Solutions, Inc., one of the largest independent suppliers of back-office software for the hospitality industry. The union of two industry leaders delivers a tightly integrated solution linking the award-winning suite of Radiant hardware devices and Aloha Point-of-Sale (POS) applications to the open architecture and feature set of MenuLink’s back-office software.

Both the Aloha POS and MenuLink back-office solutions are widely known as the industry’s easiest systems for servers and managers to use. With MenuLink’s proven experience delivering back-office solutions to very large chains as well as small chains and franchisees, Radiant has now complemented its solution to more comprehensively serve the needs of restaurant operators.

The combination of MenuLink’s robust back-office applications and the Aloha suite of products including QuickService/TableService POS, Enterprise, eCard and eFrequency, create an end-to-end solution designed to help operators minimize operational costs and maximize profits. Of the 35,000 restaurants using Radiant’s products, MenuLink is the most popular back-office provider. MenuLink currently serves more than 9,000 restaurant sites across more than 280 chains.

“We want to add as much value as possible to each restaurant operator who selects our solution,” said Andy Heyman, president of the Radiant Hospitality Division. “MenuLink is the most well-respected back-office provider in the industry. Ron Whitaker and Terri Williams agreed to join the Radiant community because we share a common vision of helping restaurant operators’ better serve guests and increase profits. This combination enables us to accelerate our ability to do just that.”

“With complementary products and markets, we’re combining expertise and management of both MenuLink and Radiant to accelerate the delivery of unmatched restaurant solutions,” said Ronald Whitaker, president and chief executive officer of MenuLink. “MenuLink has built its success on the open, flexible nature of our products and we will carry on our best-of-breed back-office reputation by continuing to interface with other POS providers. We will also benefit from the strength of Radiant’s global service infrastructure and key differentiators such as fully-integrated enterprise reporting, gift cards and loyalty.”

Heyman continued, “Their formula for success is very clear and POS independence is a critical ingredient. We remain committed to that formula.”

The acquisition is expected to close early fourth quarter of 2005 subject to standard closing conditions and adjustments. Radiant expects the acquisition to be accretive to earnings in 2006.

Company Information

Founded in 1985, Radiant Systems, Inc. provides innovative store technology for the foodservice, petroleum and convenience retail, and entertainment industries. Radiant’s point-of-sale, self-service kiosk, and back-office technology enables operators to drive top-line growth and improve bottom-line performance. Headquartered in Atlanta, Radiant (www.radiantsystems.com) has deployed its solutions in more than 50,000 sites worldwide.

MenuLink Computer Solutions Inc. is the largest independent supplier of back-office software for the hospitality industry with more than 9,000 sites in over 280 chains using their products. The newest product line, BOA.Net, built with Microsoft .NET, provides a complete solution including cash management, inventory, purchasing, labor control and business intelligence. Using both Smart Client and Web Client, the solution set is ideal for the hospitality industry including restaurant chains, hotels, resorts, airports, country clubs and casinos. MenuLink’s products have a unique, easy-to-use interface mandatory in the hospitality industry today, resulting in lower food and labor costs, cutting paperwork for management and providing additional benefits to the staff utilizing Web scheduling information.

Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company’s financing plans; (ii) trends affecting the Company’s financial condition or results of operations; including the ability to integrate the operations of acquired businesses; (iii) the Company’s growth strategy and operating strategy; (iv) the Company’s new or future product offerings, and (v) the declaration and payment of dividends. The words “may,” “would,” “could,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend,” “plans,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are the Company’s reliance on a small number of customers for a larger portion of its revenues, fluctuations in its quarterly results, ability to continue and manage its growth, liquidity and other capital resources issues, competition and the other factors discussed in detail in the Company’s filings with the Securities and Exchange Commission.

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